UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
April 3, 2014

AZZ incorporated
(Exact name of registrant as specified in its charter)

TEXAS (State or Other Jurisdiction of Incorporation or Organization)	1-12777 Commission File No.	75-0948250 (I.R.S. Employer Identification Number)

One Museum Place, Suite 500 3100 West Seventh Street Fort Worth, TX 76107 (Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (817) 810-0095

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective as of April 4, 2014, the Board of Directors (the “Board”) of AZZ incorporated, a Texas corporation (the “Company”), has amended and restated the bylaws of the Company (as amended, the “Bylaws”) to change the voting standard for the election of directors in uncontested elections from a plurality to a majority of votes cast. A director nominee in an uncontested election will be elected to the Board if the director receives a majority of the votes cast, and if such director does not receive a majority of the votes cast, he or she is required to promptly tender a resignation to the Board that is subject to acceptance or rejection by the Board within 90 days from the date of the certification of the election results. In contested elections, the vote standard will continue to be a plurality of votes cast.

The summary above is qualified in its entirety by the Bylaws of the Company filed herewith as Exhibit 3.1 to this report and incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits. The following materials are filed as exhibits to this Current Report on Form 8-K;

Exhibit No.    Description

3.1        Amended and Restated Bylaws of AZZ incorporated

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AZZ incorporated (Registrant)
DATE: 4/8/2014	By: /s/ Dana L. Perry
Dana L. Perry Senior Vice President Finance Chief Financial Officer

EXHIBIT INDEX

Exhibit No.    Description

3.1        Amended and Restated Bylaws of AZZ incorporated